Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of iSpecimen, Inc. of our report dated April 2, 2021, relating to the financial statements as of for the years ended December 31, 2020 and December 31, 2019 which appear in the Registration Statement and related Prospectus (No.333-250198) of iSpecimen, Inc.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

December 16, 2021